SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
FIRST AMENDED

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported) September 27, 2006

FUEGO ENTERTAINMENT, INC.
(Exact name or registrant as specified in its charter)

Nevada	20-2078925
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

19250 NW 89th Court, Miami, Florida 33018
(Address of Principal Executive Offices, Including Zip Code)

(305) 829-3777
(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

Fuego Entertainment Announces the Launch of Fuego Television Network in Puerto Rico and Soon, Las Vegas

Fuego Entertainment, Inc. today announces the launch of Fuego Television Network (FuegoTV) in Puerto Rico under a Lease Management Agreement and Purchase Option. Fuego Entertainment also announces a Lease Management Agreement and Purchase Option for LPTV station KVPX-LP in Las Vegas, Nevada.

Item 9.01 Financial Statements and Exhibits

a) Financial Statements
None

b) Exhibits

Exhibit No.	Description
10.1	Lease Management Agreement (“Agreement”) dated as of September 15, 2006, by and between Mako Communications, LLC. Texas limited liability company (“Lessor”), the holder of Federal Communications Commission License, (the “Permit”) for LPTV station KVPX-LP, Las Vegas Nevada, facility I.D. 8887 (the “Station”) and Fuego Entertainment Media Group, LLC, a Florida Limited Liability Company (“Lessee”).

10.2	Agreement between LATINAMERICA BROADCASTING INC., (“LATTV”) and FUEGO ENTERTAINMENT MEDIA GROUP, LLC (“FUEGO”).

10.3	MANAGING AND OPERATING AGREEMENT - LMA for the operations of LPTV Station W25ND IN San Juan, Puerto Rico, W36DB in Ponce in Ponce, Puerto Rico and W51DJ in Mayaguez, Puerto Rico.

10.4	MANAGING AND OPERATING AGREEMENT - LMA for the operations of KVPX, channel 28, in Las Vegas, Nevada.

99.1	News Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, The registrant has duly caused this report to be signed on its behalf by The undersigned hereunto duly authorized.

FUEGO ENTERTAINMENT, INC.,

Date: 12/13/2006	By:	/s/ Hugo M. Cancio
Hugo M. Cancio
Title: Principal Executive Officer